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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Current Report on Form 8-K and to the incorporation be reference in the Registration Statement on Form S-3 (File No. 333-20741) filed by Tyco International Ltd., of our report dated March 26, 1997, on our audits of the consolidated financial statements and the consolidated financial statement schedules of ADT Limited as at December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report of ADT Limited on Form 10-K.

Coopers & Lybrand
Hamilton, Bermuda
March 28, 1997